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                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST
                                       OF
                      KIDDER, PEABODY INVESTMENT TRUST II

     The undersigned, being a Trustee of Kidder, Peabody Investment Trust II (the 'Trust'), a Massachusetts business trust, hereby certifies pursuant to
Section 8.3 of Article VIII and Section 10.1 of Article X of the Declaration of Trust of KIDDER, PEABODY INVESTMENT TRUST II, that the Trustees of the Trust have duly adopted at the Board of Trustees meeting held on December 14, 1994 (adjourned to December 16, 1994) and ratified at the Board of Trustees meeting held on January 25, 1995 the following amendment to the Declaration of Trust of the Trust dated the 10th day of August, 1992, in the manner provided in such Declaration of Trust.

VOTED: that the Declaration of Trust dated August 10, 1992 be, and it hereby is, amended to change the name of the Trust, from 'Kidder, Peabody Investment Trust II' to 'Mitchell Hutchins/Kidder, Peabody Investment Trust II' in the following manner:

                    Section 1.1. Name. The name of the trust created hereby is the 'Mitchell Hutchins/Kidder, Peabody Investment Trust II'.

                    Section  1.2(q) of Article I of the  Declaration of Trust is
               hereby amended to read as follows:

                    (q)  'Trust'  means   'Mitchell   Hutchins/Kidder,   Peabody
               Investment Trust II'.

          and that the names of the series thereof, previously designated by the Board of Trustees of the Trust be changed as follows:

               from: 'Kidder, Peabody Emerging Markets Equity Fund'

               to: 'Mitchell Hutchins/Kidder, Peabody Emerging Markets Equity Fund'; and

               from: 'Kidder, Peabody Municipal Bond Fund'

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               to:   'Mitchell Hutchins/Kidder, Peabody Municipal Bond Fund'.

     IN WITNESS WHEREOF, the undersigned, being a Trustee of the Trust, has signed this Certificate of Amendment in duplicate, as of the 16th day of February, 1995.

                                     /s/ Thomas P. Jordan
                              ----------------------------------
                                             Trustee